EXHIBIT 10.42


                         DEMAND SECURED PROMISSORY NOTE
                         ------------------------------

ROCKLAND, MASSACHUSETTS



June 7, 1996                                                         $300,000.00

         FOR VALUE RECEIVED, the undersigned promises to pay on demand to the order of Presidential Financial Corporation of Massachusetts, (hereinafter referred to as "Lender") at the Lender's main office in Rockland, Massachusetts, or at such other place as Lender may designate, the principal amount of three hundred thousand and no/100 - - - Dollars ($300,000.00), together with interest on said unpaid principal amount at the rate of three percent (3%) per annum above the prime rate of interest quoted in The Wall Street Journal (the "Prime Rate"). Interest shall be payable in arrears every fifteen (15) days commencing on June 16, 1996. Any change in the Prime Rate shall be reflected in the interest rate payable hereunder commencing on the interest payment date immediately following such change. Borrower shall be liable to and shall reimburse Lender for all costs and expenses, including reasonable attorney's fees and costs, incurred by Lender in the collection of this Demand Secured Promissory Note or the preservation of protection of the Lender's rights under this Demand Secured Promissory Note or any other agreement with Borrower.

         In addition to the interest provided for hereunder, the following service charge shall be earned by Lender and shall be payable by the undersigned to Lender, upon the making of any advance by Lender to the undersigned, the Lender shall immediately earn and the undersigned shall pay a service charge equal to 2.4 (2.4%) of the amount of the invoices pledged by the undersigned to secure the amount advanced to the undersigned; however, with respect to any such invoice paid to Lender within twenty (20) days from the date of such advance, the service charge shall be equal to the applicable percentage shown below, multiplied by the amount of such paid invoice and a corresponding rebate paid to the undersigned. With respect to any such invoice which is not paid prior to the thirtieth (30) day from the date of such advance, there shall be an additional service charge payable by the undersigned to Lender immediately upon the earlier to occur of (i) the actual receipt by Lender of the full payment of such invoice, and (ii) the 90th (90) day from the date of such advance. If the Lender actually receives full payment of such invoice prior to the ninetieth (90) day from the date of such advance, such service charge shall be equal to the applicable percentage shown below opposite the number of days elapsed from the date of the advance to the date of actual payment of such invoice, less the 2.4% initially earned and paid, multiplied by the amount of such invoice paid. If the Lender does not receive full payment of any such invoice prior to the ninetieth
(90) day from the date of such advance, such service charge shall be equal to 6.4% multiplied by the amount of such invoice.




                             Number of days elapsed from date of advance to date actual payment to Lender.
                             ---------------------------------------------------

APPLICABLE %

1.    .40%           1 - 5 days

2.    .80%           6 - 10 days

3.   1.60%          11 - 20 days

4.   2.40%          21 - 30

5.   3.20%          31 - 45

6.   4.00%          46 - 60

7.   5.20%          61 - 75

8.   6.40%          76 - 90

9.   ____%

10.  ____%


         In addition to the above service charges, any invoice not paid within 90 days from the date of the advance secured by such invoice will accrue additional service charges of 1 1/2% for each 15 days beyond 90 days.

         The undersigned has entered into a Loan Agreement and Security Agreement ("Agreement") of even date herewith, pursuant to which this Demand Secured Promissory Note has been made and delivered to Lender. Any Default by the undersigned under said Agreement and any default by the undersigned under its obligations under said Agreement shall constitute a default under this Note.

         The undersigned hereby waives demand, presentment, notice, protest and notice of dishonor. Lender shall not be deemed to waive or have waived any of its rights hereunder unless such waiver be in writing and signed by Lender, and no failure, delay or omission by Lender in exercising any of its rights shall operate as a waiver of such rights. A waiver by Lender in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

         This instrument shall be governed by and interpreted in accordance with the laws of the State of Massachusetts. Time is of the essence of this Demand Secured Promissory Note.

         The word "undersigned" as used herein shall include the plural, should more than one execute this Demand Secured Promissory Note; the masculine and feminine gender, regardless of the sex of the undersigned or any of them; partnership, corporations, and other legal entities, should such an entity execute this Demand Secured Promissory Note; endorsers, guarantors and duties, unless by the express terms of the endorsement or guarantee, an obligation of the undersigned is limited or varied; and the heirs, legal representatives, successors and assigns of the undersigned. The word "Lender" as used herein shall when the circumstances or context requires, include the plural and the successors and assigns of Lender.

         IN WITNESS WHEREOF, the undersigned has caused this Demand Secured Promissory Note to by duly executed and its seal to be affixed by its duly authorized officers, or has signed and sealed this Note as the case may be, and has delivered this Demand Secured Promissory Note to Lender, the day and year first above written.



                                      Annie's Homegrown, Inc. f/k/a Annie's Inc.
                                      ------------------------------------------
                                      by:/s/                               , CFO
                                      ------------------------------------------
ATTEST:

- -----------------------------



(Corporate Seal)

         This Promissory Note evidences an extension, modification and renewal ( and not a notation) of an existing Promissory Note from the Borrower to Lender, dated August 30, 1991 in the original amount of $150,000.00 (the "Prior Note"). The Prior Note is replaced and superseded in its entirety with this note. The Prior Note was executed and delivered in connection with a Loan Agreement and Security Agreement between Borrower and Lender dated August 30, 1991 (the "Agreement"). If Borrower has executed a new Loan Agreement and Security Agreement with the Lender dated of even date reflecting the terms and conditions of this Note, such new Loan Agreement and Security Agreement shall amend and replace the Agreement and shall constitute the Agreement hereunder. By execution hereof, Borrower and Lender do hereby amend the Agreement and each of every other agreement, document and instrument executed and delivered by Borrower to Lender in connection with the indebtedness evidenced by the Prior Note (collectively, the "Loan Documents") to reflect all of the changes to the terms and conditions of the Prior Note evidenced by this Note, including, without limitation, an increase in the amount of the indebtedness owed by Borrower to Lender and secured by any and all collateral described in any of the Loan Documents.



                                                     INITIAL:________

371EDF482/2.265477-1